As filed with the Securities and Exchange Commission on October 13, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUWELLIS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3845	68-0533453
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Nestor Jaramillo, Jr.
Chief Executive Officer
Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

COPIES TO:
Phillip D. Torrence	Neil Ayotte	Michael F. Nertney
Honigman LLP 650 Trade Center Way, Suite 200 Kalamazoo, MI 49002 Tel: (269) 337-7700 Fax: (269) 337-7703	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer Nuwellis, Inc. 12988 Valley View Road Eden Prairie, Minnesota 55344 Tel: (952) 345-4200	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 Tel: (212) 370-1300 Fax: (212) 401-4741

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-267368)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $4,600,000 in (i) additional Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “common stock”), 1.5 warrants to purchase one share of common stock (ii) additional Class B Units, with each Class B Unit consisting of one share of the Company’s Series I convertible preferred stock, par value $0.0001 per share (the “Series I Preferred Stock”), 1.5 warrants to purchase one share of common stock, (iii) shares of Common Stock issuable upon conversion of the additional shares of Series I Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants included in the additional Class A Units and Class B Units. The contents of the Registration Statement on Form S-1 (Registration No. 333-267368), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on October 13, 2022, are incorporated by reference in this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

5.1*	Opinion of Honigman LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Honigman LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-267368), filed by Nuwellis, Inc. on September 9, 2022).

107*	Filing Fee Table

*	Filed herewith.
**	Previously filed.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on this 13th day of October, 2022.

NUWELLIS, INC.

By:	/s/ NESTOR JARAMILLO, JR.
Nestor Jaramillo, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

*	Chairman of the Board	October 13, 2022
John L. Erb

/s/ Nestor Jaramillo, Jr.	President, Chief Executive Officer and Director (principal executive officer)	October 13, 2022
Nestor Jaramillo, Jr.

*	Chief Financial Officer (principal financial officer and principal accounting officer)	October 13, 2022
George Montague

*	Director	October 13, 2022
Steve Brandt

*	Director	October 13, 2022
Maria Rosa Costanzo

*	Director	October 13, 2022
Jon W. Salveson

*	Director	October 13, 2022
Gregory Waller

*	Director	October 13, 2022
Warren Watson

*By:	/s/ Nestor Jaramillo, Jr.
Nestor Jaramillo, Jr. Attorney-in-fact